THOMPSON         Atlanta      Cincinnati     Columbus     New York
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   HINE              Brussells       Cleveland      Dayton       Washington D.C.


February 29, 2008

Epiphany Funds
306 W. 7th Street
Suite 616
Fort Worth, Texas 76102

Re:   Epiphany Funds File Nos. 333-21962 and 811-138045
      -------------------------------------------------

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Epiphany Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 under the Securities Act of 1933, Amendment No. 4 under the Investment Company Act of 1940 (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP


JMS


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